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                                  [LETTERHEAD]

                                 April 24, 1997
                                                                       EXHIBIT 5



Pinnacle Financial Services, Inc.
830 Pleasant Street
St. Joseph, Michigan 49085

     Re:  Pinnacle Financial Services, Inc.
          Registration Statement on Form S-4
          Registration No. 333-19729

Ladies and Gentlemen:

     We have acted as counsel to Pinnacle Financial Services, Inc., a Michigan corporation ("Pinnacle"), and, at the request of Pinnacle, have examined the registration statement on Form S-4, as amended (registration no. 333-19729) (the "Registration Statement"), filed by Pinnacle with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and the regulations promulgated thereunder. All capitalized terms not otherwise defined herein are defined herein as in the Registration Statement.

     The Registration Statement relates to, among other things, the registration under the Act of 5,004,220 shares of common stock, no par value per share, of Pinnacle ("Pinnacle Common Stock"), to be issued to shareholders of Indiana Federal Corporation, a Delaware corporation ("IFC"), upon consummation of the merger (the "IFC Merger") of IFC with and into Pinnacle and certain other transactions. The IFC Merger and such other transactions are to be consummated pursuant to (i) the Agreement and Plan of Merger dated as of November 14, 1996 (the "IFC Merger Agreement") by and between Pinnacle and IFC, and (ii) certain related instruments and agreements described in the Registration Statement that were executed, or are to be executed, in connection with the IFC Merger Agreement (the "IFC Related Instruments").

     The Registration Statement also relates to, among other things, the registration under the Act of 1,917,479 shares of

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Pinnacle Financial Services, Inc.      -2-                        April 24, 1997


Pinnacle Common Stock, to be issued to shareholders and option holders of CB Bancorp, Inc., a Delaware corporation ("CB"), upon consummation of the merger (the "CB Merger") of CB with and into Pinnacle and certain other transactions. The CB Merger and such other transactions are to be consummated pursuant to (i) the Agreement and Plan of Merger dated as of March 1, 1997 (the "CB Merger Agreement") by and between Pinnacle and CB, and (ii) certain related instruments and agreements described in the Registration Statement that were executed, or are to be executed, in connection with the CB Merger Agreement (the "CB Related Instruments").

     Collectively, the IFC Merger and the CB Merger may hereinafter be referred to as the "Mergers," and the IFC Merger Agreement and the CB Merger Agreement may hereinafter be referred to as the "Merger Agreements."

     It is our understanding that upon consummation of the IFC Merger, among other things, (i) IFC will merge with and into Pinnacle, with Pinnacle, as the surviving corporation, succeeding to all of the assets and liabilities of IFC; and (ii) subject to certain exceptions, holders of common stock, $.01 par value per share, of IFC (the "IFC Common Stock"), will receive one share of Pinnacle Common Stock for each share of IFC Common Stock held.

     It is our understanding that upon consummation of the CB Merger, among other things, (i) CB will merge with and into Pinnacle, with Pinnacle, as the surviving corporation, succeeding to all of the assets and liabilities of CB;
(ii) subject to certain exceptions, holders of common stock, $.01 par value per share, of CB (the "CB Common Stock"), will receive for each share of CB Common Stock held that number of shares of Pinnacle Common Stock determined by dividing $35.00 by the average of the daily averages of the closing bid and the closing ask prices per share of Pinnacle Common Stock as reported by the Nasdaq National Market for the period of fifteen business days ending on the fifth business day prior to the date of consummation of the CB Merger (the "Average Price"); PROVIDED, HOWEVER, (a) that in the event the Average Price is $29.00 or higher, each share of CB Common Stock issued and outstanding so converted, would be converted into the right to receive 1.2069 shares of Pinnacle Common Stock, and
(b) that in the event the Average Price is $23.00 or lower, each share of CB Common Stock issued and outstanding so converted, would be converted into the right to receive 1.5217 shares of Pinnacle Common Stock; and (iii) each option granted by CB to purchase shares of CB Common Stock (including any option that has been awarded but has not yet vested) which is then outstanding and unexercised (the "CB Stock Options") will be converted automatically into the right to receive shares of Pinnacle Common Stock in an amount determined by dividing

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Pinnacle Financial Services, Inc.      -3-                        April 24, 1997

the difference between $35.00 and the exercise price of such option by the Average Price.

     In the preparation of this opinion, we have examined originals or copies identified to our satisfaction of (i) the Restated Articles of Incorporation of Pinnacle, and all amendments thereto, as filed with the Department of Commerce of the State of Michigan, (ii) the By-laws of Pinnacle, (iii) certain minutes of Pinnacle made available to us by officers of Pinnacle, (iv) certain certificates from officers of Pinnacle as to certain factual matters material to the opinion expressed below, (v) the Certificate of Incorporation of IFC as filed with the Secretary of State of the State of Delaware, (vi) the By-laws of IFC,
(vii) certain minutes of IFC made available to us by officers of IFC,
(viii) certain certificates from officers of IFC as to certain factual matters material to the opinion expressed below, (ix) the Certificate of Incorporation of CB as filed with the Secretary of State of the State of Delaware, (x) the By-laws of CB, (xi) certain minutes of CB made available to us by officers of CB,
(xii) certain certificates from officers of CB as to certain factual matters material to the opinion expressed below, and (xiii) the Registration Statement, including the exhibits thereto. We have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact, as we have deemed necessary or advisable for purposes of our opinion.

     In our examinations, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies and the authenticity of the originals of such copies, the correctness of all certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by Pinnacle, IFC, and CB.

     In addition, in rendering this opinion we have assumed, without investigation, (i) that the shares of Pinnacle Common Stock will be offered in the manner and on the terms identified or referred to in the Registration Statement, (ii) that all conditions to the IFC Merger have been, or will be, met, (iii) that all conditions to the CB Merger have been, or will be, met, and
(iv) that the Mergers will be consummated in accordance with the terms of the Registration Statement, the Merger Agreements, the IFC Related Instruments and the CB Related Instruments. We have also relied, without independent investigation, upon the representations

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Pinnacle Financial Services, Inc.      -4-                        April 24, 1997


and warranties of the parties to the Merger Agreements set forth in the Merger Agreements.

     Our opinion is limited to the matters set forth herein and we express no opinion other than as expressly set forth herein. Our opinion is expressed as the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change in the event that any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.

     Based upon and subject to the foregoing, it is our opinion that:

          1. assuming (i) the Registration Statement becomes and remains effective under the Act and fully complies with all of the requirements of the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, during all relevant periods, (ii) the Joint Proxy Statement/Prospectus forming a part of the Registration Statement, and the delivery procedures with respect thereto, fulfill all requirements of the Act, the Exchange Act, and all applicable regulations promulgated under the Act and the Exchange Act, throughout all relevant periods, (iii) compliance with all federal and state securities laws throughout all relevant periods, (iv) the IFC Merger has become effective under applicable state law, and (v) the shares of Pinnacle Common Stock are issued and delivered in the manner referred to in the IFC Merger Agreement and the Registration Statement, upon consummation of the IFC Merger the shares of Pinnacle Common Stock to be issued to holders of shares of IFC Common Stock in connection with the IFC Merger, when issued, will be validly issued, fully paid and nonassessable; and

          2. assuming (i) the Registration Statement becomes and remains effective under the Act and fully complies with all of the requirements of the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, during all relevant periods, (ii) the Joint Proxy Statement/Prospectus forming a part of the Registration Statement, and the delivery procedures with respect thereto, fulfill all requirements of the Act, the Exchange Act, and all applicable regulations promulgated

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Pinnacle Financial Services, Inc.      -5-                        April 24, 1997

     under the Act and the Exchange Act, throughout all relevant periods,
     (iii) compliance with all federal and state securities laws throughout all relevant periods, (iv) the CB Merger has become effective under applicable state law, and (v) the shares of Pinnacle Common Stock are issued and delivered in the manner referred to in the CB Merger Agreement and the Registration Statement, upon consummation of the CB Merger the shares of Pinnacle Common Stock to be issued to holders of shares of CB Common Stock and to holders of the CB Stock Options in connection with the CB Merger, when issued, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement. In giving such consent we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                              Sincerely,

                              Miller, Canfield, Paddock and
                               Stone, P.L.C.